UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2017

VCA Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16783	95-4097995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12401 West Olympic Boulevard,

Los Angeles, California, 90064-1022

(Address of Principal Executive Offices) (Zip Code)

(310) 571-6500

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction.

On September 12, 2017, MMI Holdings, Inc. (“Acquiror”) completed its previously announced acquisition of VCA Inc. (the “Company”). Pursuant to the Agreement and Plan of Merger, dated as of January 7, 2017 (the “Merger Agreement”), by and among the Company, Acquiror, Venice Merger Sub Inc., a wholly owned subsidiary of Acquiror (“Venice Merger Sub”), and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, Incorporated (“Mars”), at the Effective Time (as defined in the Merger Agreement), Venice Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Acquiror (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time, (1) each share of the Company’s common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law or by the Company, Mars or any of the Company’s or Mars’s subsidiaries) was cancelled and automatically converted into the right to receive $93.00 in cash, without interest (the “Merger Consideration”), (2) each option to purchase shares of Common Stock (each, a “Company Option”) that was outstanding and unexercised as of the Effective Time (whether vested or unvested) was converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock set forth in such Company Option, (3) each award of restricted stock units outstanding immediately prior to the Effective Time (whether subject to service-based or performance-based vesting or delivery requirements) fully vested as to the number of shares of Common Stock issuable pursuant to such restricted stock unit (including, with respect to performance-based restricted stock units, upon attainment of any target level of performance applicable to such restricted stock unit) and became free of any vesting, forfeiture or other restriction and entitles the holder thereof to receive an amount in cash equal to the product of (i) the number of shares of Common Stock issuable pursuant to such restricted stock unit and (ii) the Merger Consideration, and (4) each share of the Company’s restricted stock outstanding immediately prior to the Effective Time vested and became free of any vesting, forfeiture or other restrictions and entitles the holder thereof to receive an amount in cash equal to the Merger Consideration; provided, however, that the shares of restricted stock that were granted in 2016 and that do not vest by their terms on or prior to December 31, 2017 (the “Unvested Proceeds”) will vest and be paid to such holder, together with a matching amount equal to the Unvested Proceeds, on the first anniversary of the date of the Closing (the “Closing Date”) if such holder satisfies the vesting conditions for the underlying award (determined as if the vesting date was no earlier than the first anniversary of the Closing Date); provided, further, that any such holder who is employed as of the Closing Date, whose employment with the Company or any of its subsidiaries terminates as a result of his or her death prior to the first anniversary of the Closing Date will be treated as having satisfied the vesting conditions for the underlying award and such holder’s surviving spouse or designated beneficiary will be entitled to payment of the Unvested Proceeds, together with a matching amount equal to the Unvested Proceeds, no later than the first regularly scheduled payroll date that is at least three business days after the Company receives satisfactory proof of the holder’s death.

As a result of the Merger, Acquiror is delivering approximately $7.7 billion in cash in aggregate to holders of Common Stock, Company Options, restricted stock units and restricted stock. Prior to the opening of trading on September 12, 2017, the Common Stock, which previously traded under the symbol “WOOF,” ceased to be traded on the NASDAQ Stock Market LLC (“NASDAQ”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 9, 2017 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on September 12, 2017, Vicar Operating, Inc., an affiliate of the Company that is the Borrower (as defined in the Credit Facility (defined below)) under the Credit Facility, repaid the outstanding principal balance, paid all accrued interest and fees and terminated all applicable commitments under the Credit Facility, and the Administrative Agent and Lenders (as defined in the Credit Facility) thereunder released and terminated all liens, security interests and pledges securing the obligations under the Credit Facility:

•	Credit Agreement dated as of June 29, 2016, among Vicar Operating, Inc., as borrower, the Company and certain wholly-owned subsidiaries of the Company, as guarantors, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer and the other lenders from time to time party thereto (the “Credit Facility”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introduction above is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2017, in connection with the completion of the Merger, the Company requested that NASDAQ suspend trading in the Common Stock and remove the listing of the Common Stock on NASDAQ, in each case, prior to market open on September 12, 2017. In addition, on the same date, the Company requested that NASDAQ promptly file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the reporting obligations of the Company with respect to the Common Stock under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introduction above is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of Acquiror. The disclosure set forth in the Introduction above is incorporated herein by reference.

The Merger Consideration was funded from a combination of (i) third-party debt financing and (ii) cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and at the Effective Time of, the Merger, each of the five directors of the Company (Robert L. Antin, John M. Baumer, John B. Chickering, Jr., John Heil and Frank Reddick) ceased to be directors of the Company.

Item 8.01. Other Events.

Attached as Exhibit 99.1 hereto is a copy of a press release issued on September 12, 2017 by Mars and the Company, announcing the consummation of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release issued by Mars and the Company on September 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VCA Inc.

Date: September 12, 2017	By:	/s/ Robert L. Antin
	Name:	Robert L. Antin
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release issued by Mars and the Company on September 12, 2017